Exhibit 99.1

Certara Reports Third Quarter 2022 Financial Results

Biosimulation software and services fuel third quarter growth

PRINCETON, N.J.— November 7, 2022-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the third quarter of fiscal year 2022 and reiterated its full year guidance.

Third Quarter Highlights:

●	Revenue was $84.7 million, compared to $73.9 million in the third quarter of 2021, representing growth of 15% over the third quarter of 2021 on a reported basis and 18% at constant currency.
●	Net income was $3.9 million, compared to net loss of $1.8 million in the third quarter of 2021, an increase of $5.7 million in income over the third quarter of 2021.
●	Adjusted EBITDA was $32.7 million, compared to $26.1 million in the third quarter of 2021, representing growth of 25% over the third quarter of 2021.
●	Reiterated full year guidance.

“Certara delivered another strong quarter with continued strength in biosimulation revenue,” said William F. Feehery, chief executive officer. “We are pleased to reiterate our full year guidance for 2022. Overall, we continue to see industry trends moving in the right direction to drive growth in the adoption of biosimulation globally, and I am confident our ability to deliver on our mission to accelerate medicines to patients.”

“We also separately announced today that long-term shareholder Arsenal Investment Partners has signed an agreement to acquire EQT’s remaining 30 million shares in the Company at $15 per share. Arsenal has agreed to a two-year lock-up on transacting in any shares acquired from EQT without the Company’s consent, and will be granted the right to designate up to two board members, subject to certain ownership conditions. We expect the transaction to close in early December following the expiration of the HSR waiting period.”

Third Quarter 2022 Results

“We finished the third quarter with a healthy balance sheet and operating cash flow growth, which leaves us well positioned to execute our business strategy for the remainder of 2022 and into 2023. We are confident in our ability to execute our 2022 full year guidance,” said Andrew Schemick, chief financial officer.

Total revenue for the third quarter of 2022 was $84.7 million, representing growth of 15% over the third quarter of 2021.  Excluding $7.7 million revenue from Pinnacle 21, which was acquired in late 2021, revenue increased $3.0 million, or 4%. The increase in revenue was primarily due to growth in our technology-driven services and software product offerings from strong renewal rates, client expansion, and new customers. The increase was partially offset by the negative impact on our revenue from fluctuation in the foreign currency exchange rates.

On a constant currency basis, total revenue for the third quarter of 2022 was $87.5 million, representing growth of 18% over the third quarter of 2021. Excluding $7.7 million of revenue from Pinnacle 21, the revenue on a constant currency basis increased $5.9 million, or 8%.  Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.

Total cost of revenue for the third quarter of 2022 was $32.8 million, an increase of $4.0 million from $28.8 million in the third quarter of 2021, primarily due to a $1.6 million increase in intangible assets amortization, a $1.0 million increase in stock-based compensation cost, a $0.4 million increase in employee-related costs resulting from billable headcount growth, a $0.4 million increase in equipment and travel expenses, and a $0.5 million increase related to cost of licenses.

Total operating expenses for the third quarter of 2022 were $41.0 million, decreased by $4.9 million from $45.9 million in the third quarter of 2021, primarily due to a $7.5 million decrease in business acquisition costs, a $2.4 million decrease in stock-based compensation costs, a $0.9 million increase in capitalized cost in research and development, partially offset by a $3.9 million increase in employee-related costs, a $1.0 million increase in intangible asset amortization, a $0.4 million increase in public offering cost, and a $0.4 million increase in travel expenses.

Net income for the third quarter of 2022 was $3.9 million, compared to a net loss of $1.8 million in the third quarter of 2021. The $5.7 million increase in net income was primarily due to a $10.8 million increase in total revenue, a $4.9 million decrease in operating expenses, a $2.0 million currency gain, partially offset by a $4.0 million increase in cost of revenue, and $6.2 million increase in tax expense. and $1.9 million increase in interest expense.

Diluted earnings per share for the third quarter 2022 was $0.02, as compared to $(0.01) in the third quarter of 2021.

Adjusted EBITDA for the third quarter of 2022 was $32.7 million compared to $26.1 million for the third quarter of 2021, representing 25% growth. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the third quarter of 2022 was $16.6 million compared to $17.2 million for the third quarter of 2021. Adjusted diluted earnings per share for the third quarter 2022 was $0.10 compared to $0.11 for the third quarter of 2021.  See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Key Financials (in millions, except per share data)
Revenue	$84.7	$73.9	$249.0	$210.8
Net income (loss)	$3.9	$(1.8)	$5.6	$(3.6)
Diluted earnings per share	$0.02	$(0.01)	$0.03	$(0.02)
Adjusted EBITDA	$32.7	$26.1	$88.3	$75.5
Adjusted net income	$16.6	$17.2	$48.2	$43.4
Adjusted diluted earnings per share	$0.10	$0.11	$0.30	$0.28
Cash and cash equivalents			$210.5	$416.9

2022 Financial Outlook

Certara is reiterating its previously reported guidance for full year 2022 guidance of $325 million to $335 million for revenue, $112 million to $117 million for adjusted EBITDA, and $0.43-$0.48 for adjusted diluted earnings per share. The reiterated guidance assumes foreign currency exchange rates remain substantially unchanged from the rates as of September 30, 2022. The Company expects the following:

FY 2022 Guidance
In millions, except per share data
Revenue	$325 - $335
Adjusted EBITDA	$112- $117
Adjusted diluted earnings per share	$0.43 - $0.48

Fully diluted shares for 2022 to be in the range of 159 million to 161 million.

GAAP tax rate for 2022 to be in the range of 40% to 45%; and

Cash tax rate for 2022 to be in the range of 20% to 25%.

Webcast and Conference Call Details

Certara will host a conference call today, November 7, 2022, at 5:00 p.m. ET to discuss its third quarter 2022 financial results.   Investors interested in listening to the conference call are required to register online in advance of the call.  A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com/.

About Certara

Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,000 biopharmaceutical companies, academic institutions, and regulatory agencies across 62 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession and currency exchange fluctuation; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers due to COVID-19 or other external factors, consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of the Pinnacle 21 acquisition and any future acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; the occurrence of global conflicts, such as the conflict between Russian and Ukraine; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; lower utilization rates by our employees as a result of natural disasters and epidemic diseases, such as COVID-19; risks related to our contracts with government customers; our ability to sustain recent growth rates;  our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2022, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”)

revenue, which are not recognized terms under GAAP.  These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods.  In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance.  Furthermore, our business has operations outside the United States that are conducted in local currencies.  As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates.  We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation.  Current periods revenue reported in currencies other than U.S. Dollars are converted into USD at the average exchange rates in effect for the comparable prior periods.

(2)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(3)

Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.

In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021	2022	2021
Revenues	$84,700	$73,944	$249,011	$210,758
Cost of revenues	32,812	28,769	100,795	82,327
Operating expenses:
Sales and marketing	6,376	5,082	19,608	13,423
Research and development	6,318	4,530	21,607	13,862
General and administrative	17,327	26,199	53,444	60,795
Intangible asset amortization	10,591	9,592	31,095	28,527
Depreciation and amortization expense	417	533	1,321	1,687
Total operating expenses	41,029	45,936	127,075	118,294
Income (loss) from operations	10,859	(761)	21,141	10,137
Other income (expenses):
Interest expense	(5,221)	(3,289)	(12,328)	(13,549)
Other, net	2,855	657	6,217	194
Total other expenses	(2,366)	(2,632)	(6,111)	(13,355)
Income (loss) before income taxes	8,493	(3,393)	15,030	(3,218)
Provision of income taxes	4,557	(1,631)	9,473	349
Net Income (loss)	3,936	(1,762)	5,557	(3,567)

Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.01)	$0.04	$(0.02)
Diluted	$0.02	$(0.01)	$0.03	$(0.02)
Weighted average common shares outstanding:
Basic	157,140,166	149,016,609	156,523,022	147,894,227
Diluted	159,587,645	149,016,609	159,392,534	147,894,227

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$210,509	$185,797
Accounts receivable, net of allowance for credit losses of $692 and $262, respectively	74,806	69,555
Restricted cash	3,274	827
Prepaid expenses and other current assets	16,503	18,548
Total current assets	305,092	274,727
Other assets:
Property and equipment, net	2,609	2,935
Operating lease right-of-use assets	11,481	12,634
Goodwill	696,921	703,371
Intangible assets, net of accumulated amortization of $202,901 and $169,329, respectively	481,536	511,823
Deferred income taxes	4,158	4,073
Other long-term assets	6,896	2,167
Total assets	$1,508,693	$1,511,730
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,002	$7,458
Accrued expenses	26,552	29,830
Current portion of deferred revenue	40,434	45,496
Current portion of long-term debt	3,020	3,020
Current operating lease liabilities	3,422	5,040
Other current liabilities	100	1,381
Total current liabilities	76,530	92,225
Long-term liabilities:
Deferred revenue, net of current portion	1,884	1,531
Deferred income taxes	75,522	76,098
Operating lease liabilities, net of current portion	8,509	8,256
Long-term debt, net of current portion and debt discount	290,428	291,746
Other long-term liabilities	1,422	25
Total liabilities	454,295	469,881
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 159,921,814 and 159,660,048 shares issued as of September 30, 2022 and December 31, 2021, respectively; 159,781,270 and 159,658,948 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	1,599	1,596
Additional paid-in capital	1,143,638	1,119,821
Accumulated deficit	(70,047)	(75,604)
Accumulated other comprehensive loss	(17,928)	(3,926)
Treasury stock at cost, 104,544 and 1,100 shares at September 30, 2022 and December 31, 2021, respectively	(2,864)	(38)
Total stockholders’ equity	1,054,398	1,041,849
Total liabilities and stockholders’ equity	$1,508,693	$1,511,730

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	NINE MONTHS ENDED SEPTEMBER 30
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$5,557	$(3,567)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,321	1,687
Amortization of intangible assets	38,007	30,435
Amortization of debt issuance costs	1,156	1,144
Provision for credit losses	468	39
Loss on retirement of assets	56	304
Equity-based compensation expense	23,818	20,846
Unrealized loss on interest rate swap	—	1,750
Deferred income taxes	(3,209)	1,796
Changes in assets and liabilities
Accounts receivable	(7,895)	(6,148)
Prepaid expenses and other assets	4,209	(5,504)
Accounts payable and other liabilities	(3,404)	(1,650)
Deferred revenue	(1,727)	(1,575)
Other current liabilities	(1,088)	216
Changes in operating lease assets and liabilities, net	(211)	(216)
Net cash provided by operating activities	57,058	39,557
Cash flows from investing activities:
Capital expenditures	(1,249)	(995)
Capitalized development costs	(8,106)	(5,490)
Business acquisitions, net of cash acquired	(5,883)	(14,114)
Net cash used in investing activities	(15,238)	(20,599)
Cash flows from financing activities:
Net proceeds from public offering of common stock	—	133,351
Proceeds from borrowings on long-term debt	—	89
Payment on long term debt and finance lease obligations	(2,483)	(3,147)
Payment of debt issuance costs	—	(2,942)
Payments on financing component of interest rate swap	(1,085)	(216)
Payment of taxes on shares withheld for employee taxes	(2,827)	(100)
Net cash used in (provided for) financing activities	(6,395)	127,035
Effect of foreign exchange rate changes on cash and cash equivalents, and restricted cash	(8,266)	(1,326)
Net increase in cash and cash equivalents, and restricted cash	27,159	144,667
Cash and cash equivalents, and restricted cash, at beginning of period	186,624	273,291
Cash and cash equivalents, and restricted cash, at end of period	$213,783	$417,958

NON-GAAP FINANCIAL MEASURES

The following table reconciles net income (loss) to adjusted EBITDA:

	THREE MONTHS ENDED SEPTEMBER 30		NINE MONTHS ENDED SEPTEMBER 30
	2022	2021	2022	2021

	(in thousands)
Net income (loss)(a)	$3,936	$(1,762)	$5,557	$(3,567)
Interest expense(a)	5,221	3,289	12,328	13,549
Interest income(a)	(322)	(84)	(347)	(255)
(Benefit from) provision for income taxes(a)	4,557	(1,631)	9,473	349
Depreciation and amortization expense(a)	417	533	1,321	1,687
Intangible asset amortization(a)	12,846	10,209	38,007	30,436
Currency (gain) loss(a)	(2,376)	(545)	(5,639)	(189)
Equity-based compensation expense(b)	6,804	8,165	23,818	20,846
Acquisition-related expenses(d)	253	7,561	1,331	9,713
Transaction-related expenses(e)	596	154	724	1,776
Severance expense(f)	722	—	722	—
Loss on disposal of fixed assets(g)	49	22	56	304
Executive recruiting expense(h)	—	86	—	413
First-year Sarbanes-Oxley implementation costs(i)	—	129	961	469
Adjusted EBITDA	$32,703	$26,126	$88,312	$75,531

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	2022	2021	2022	2021

	(in thousands)
Net income (loss)(a)	$3,936	$(1,762)	$5,557	$(3,567)
Currency (gain) loss(a)	(2,376)	(545)	(5,639)	(189)
Equity-based compensation expense(b)	6,804	8,165	23,818	20,846
Amortization of acquisition-related intangible assets(c)	10,921	8,569	32,900	25,473
Acquisition-related expenses(d)	253	7,561	1,331	9,713
Transaction-related expenses(e)	596	154	724	1,776
Severance expense(f)	722	—	722	—
Loss on disposal of fixed assets(g)	49	22	56	304
Executive recruiting expense(h)	—	86	—	413
First-year Sarbanes-Oxley implementation costs(i)	—	129	961	469
Income tax expense impact of adjustments(j)	(4,257)	(5,188)	(12,236)	(11,810)
Adjusted Net Income	$16,648	$17,191	$48,194	$43,428

The following table reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED SEPTEMBER 30		NINE MONTHS ENDED SEPTEMBER 30
	2022	2021	2022	2021

	(in thousands except share and per share data)
Diluted earnings per share(a)	$0.02	$(0.01)	$0.03	$(0.02)
Currency gain(a)	(0.01)	—	(0.04)	—
Equity-based compensation expense(b)	0.05	0.05	0.16	0.13
Amortization of acquisition-related intangible assets(c)	0.07	0.05	0.21	0.17
Acquisition-related expenses(d)	—	0.05	0.01	0.06
Transaction-related expenses(e)	—	—	—	0.02
Severance expense(f)	—	—	—	—
Loss on disposal of fixed assets(g)	—	—	—	—
Executive recruiting expense(h)	—	—	—	—
First-year Sarbanes-Oxley implementation costs(i)	—	—	0.01	—
Income tax expense impact of adjustments(j)	(0.03)	(0.03)	(0.08)	(0.08)
Adjusted Diluted Earnings Per Share	$0.10	$0.11	$0.30	$0.28

Diluted weighted average common shares outstanding	157,140,166	149,016,609	156,523,022	147,894,227
Effect of potentially dilutive shares outstanding (k)	2,447,479	4,303,765	2,869,512	4,584,295
Diluted weighted average common shares outstanding	159,587,645	153,320,374	159,392,534	152,478,522

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED SEPTEMBER 30,			CHANGE
	2022	2022	2021	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands)
Revenue
Software	$28,392	$29,694	$19,268	$9,124	47%	$1,302	54%
Services	56,308	57,832	54,676	1,632	3%	1,524	6%
Total Revenue	$84,700	$87,526	$73,944	$10,756	15%	$2,826	18%

	NINE MONTHS ENDED SEPTEMBER 30,			CHANGE
	2022	2022	2021	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact	Adjust for CC
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands)
Revenue
Software	$86,309	$89,005	$61,284	$25,025	41%	$2,696	45%
Services	162,702	165,687	149,474	13,228	9%	2,985	11%
Total Revenue	$249,011	$254,692	$210,758	$38,253	18%	$5,681	21%

(a)	Represents amounts as determined under GAAP.
(b)

Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.

(c)	Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(e)	Represents costs associated with our public offerings that are not capitalized.
(f)	Represents charges for severance provided to former executives and non-executives.
(g)	Represents the gain/loss related to disposal of fixed assets.
(h)	Represents recruiting and relocation expenses related to hiring senior executives.
(i)

Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2021, as well as implementing cost of ASC 842.

(j)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(k)	Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.